EXHIBIT 99.1
SEANERGY MARITIME CORP. ANNOUNCES
QUARTERLY DISTRIBUTION TO PUBLIC SHAREHOLDERS
April 1, 2008 — Athens Greece — Seanergy Maritime Corp. (AMEX: Common Stock — SRG; Units — SRG- U; Warrants — SRG-WT) announced today its quarterly distribution to public shareholders for the period from January 1, 2008, through and including March 31, 2008.
The Company announced that it will pay a distribution, consisting of the interest earned in the Trust Account, subject to certain permitted adjustments, of $1,542,349 in total or $0.0668 per share for such period. This distribution will be paid on April 15, 2008 to public shareholders of record on April 9, 2008.
About Seanergy Maritime Corp.
Seanergy Maritime Corp. is a Business Combination Company™, or BCC™. A BCC™ is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business. The Company intends to focus on identifying one or more businesses or assets in the maritime shipping industry, but will not be limited to pursuing acquisition opportunities only within that industry.
Forward Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

For Further Information please contact:
Seanergy Maritime Corp.
Panos Zafet
CEO and Co-Chairman of the Board
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Tel: 30 210 9406900
Fax: 30 210 9406933
Alexios Komninos
Chief Financial Officer and Treasurer
10, Amfitheas Avenue
17564 P. Faliro
Athens Greece
Tel: 30 210 3726200
Fax: 30 210 3218847
Investor Relations / Financial Media:
Capital Link, Inc.
Paul Lampoutis
230 Park Avenue Suite 1536
New York, NY 10169
Tel. (212) 661-7566
E-mail: seanergy@capitallink.com